UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2014

Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

1055 Washington Blvd., 8th Floor

Stamford, CT 06901

(Address of principal executive offices) (Zip Code)

(203) 350-0040

(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

Peerless Systems Corporation, a Delaware corporation (the “Company”), has entered into an Agreement and Plan of Merger, dated as of December 22, 2014 (the “Merger Agreement”), with Mobius Acquisition, LLC, a Delaware limited liability company (“Parent”), and Mobius Acquisition Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”), providing for the merger of Acquisition Sub with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), at a price per share of $7.00 (the “Offer Price”), net to the seller in cash, without interest and subject to any applicable tax withholding.

The Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated therein, including the Offer and the Merger, and intends to recommend in the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed with the Securities and Exchange Commission (“SEC”) that holders of Company Common Stock tender their shares into the Offer.

Under the terms of the Merger Agreement, if prior to the effective time of the Merger, the Company and Parent determine that the Merger is ineligible to be effected pursuant to Section 251(h) of the Delaware General Corporation Law, then contingent and effective upon Acquisition Sub’s payment for shares of the Company Common Stock pursuant to the Offer, the Company has granted Acquisition Sub an irrevocable option, exercisable only upon the terms and subject to the conditions set forth therein, to purchase a number of shares of Company Common Stock equal to the lowest number of shares that, when added to the number of shares owned by Parent and Acquisition Sub after the completion of the Offer, will constitute one share more than 90% of the Company Common Stock outstanding on a fully diluted basis in order to facilitate completion of the Merger under Section 253 of the Delaware General Corporation Law. Such option may not be exercised, however, to the extent that the number of shares of Company Common Stock to be issued pursuant to such option exceeds the number of authorized, unissued and unreserved shares of Company Common Stock at the time of exercise of the option. Such option may also not be exercised if the issuance of shares of Company Common Stock pursuant to such option would require approval of the Company’s stockholders.

Upon the effective time of the Merger, each share of the Company Common Stock (except for shares held by stockholders who exercise their appraisal rights under Delaware law) will be canceled and converted into the right to receive the Offer Price (other than shares held by the Company as treasury stock, held by a subsidiary of the Company or held by Parent or Acquisition Sub, which will be canceled without consideration).

Effective as of the closing of the Offer (the “Offer Closing”), each option to purchase shares of Company Common Stock (each a “Company Option”) that is outstanding and unvested immediately prior to the Offer Closing will become fully vested and exercisable. As of the effective time of the Merger, each Company Option that is outstanding and unexercised will be canceled in consideration for the right to receive cash consideration equal to the product of (i) the total number of shares of Company Common Stock previously subject to such Company Option; and (ii) the excess, if any, of the Offer Price over the exercise price per share of Company Common Stock previously subject to such Company Option, less any required withholding taxes. Each share of restricted Company Common Stock that is outstanding and unvested immediately prior to the Offer Closing will become fully vested, and the restrictions thereon shall lapse, and all such vested shares of restricted Company Common Stock will be treated identically to all other shares of Company Common Stock with respect to the payment of the consideration in the Merger.

Consummation of the Offer is subject to customary conditions, including, among others, (i) the valid tender of the number of shares of Company Common Stock that would represent at least a majority of the outstanding shares of Company Common Stock on a fully diluted basis (the “Minimum Tender Condition”), and (ii) the absence of certain legal impediments to the consummation of the Offer. Consummation of the Offer is not subject to a financing condition.

Parent has secured committed debt financing to be provided by Tray 3, LLC (“Tray 3”). Tray 3 has committed to provide financing to Parent and Acquisition Sub for the payment of the Offer Price in respect of each share of Company Common Stock validly tendered and accepted for payment in the Offer, the total consideration to be paid in the Merger, the total consideration to be paid with respect to the cancellation of the Company Options, and the fees and expenses payable by Parent or Acquisition Sub pursuant to the Merger Agreement (the “Total Transaction Costs”). Tray 3 has also entered into a Guaranty in favor of the Company pursuant to which Tray 3 has guaranteed Parent’s and Acquisition Sub’s obligation to pay the Total Transaction Costs in accordance with the terms of the Merger Agreement.

The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of the Company’s business between the date of the Merger Agreement and the Offer Closing and other matters, including the “go-shop” covenants described below.

During the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. Eastern Time on the earlier of (i) the fiftieth (50th) day following the date of the Merger Agreement, (ii) if the Minimum Tender Condition has been satisfied as of 11:59 p.m. (New York City time) on the twentieth (20th) business day following commencement of the Offer (the “Initial Expiration Date”), the next business day after the Initial Expiration Date and (iii) if the Minimum Tender Condition has not been satisfied as of the Initial Expiration Date, the next business day after the date on which the Company receives written notice from Parent and Acquisition Sub that the Minimum Tender Condition has been satisfied (such period, the “Go-Shop Period”), the Company has the right to directly or indirectly initiate, solicit or encourage any Competing Proposals (as defined in the Merger Agreement) and waive standstill provisions to enable Competing Proposals to acquire the Company to be submitted to the Company. At the end of the Go-Shop Period, the Company must cease any existing solicitation, encouragement, discussion or negotiation with any third parties but may continue to receive proposals and engage in discussions and activities with third parties that made a competing proposal during the Go-Shop Period that the Board believes in good faith is, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement).

Prior to the Offer Closing, the Board may, subject to compliance with certain obligations described below, (i) terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, if, the Board receives a Competing Proposal that the Board determines in good faith, constitutes a Superior Proposal and the Board determines in good faith, after consultation with its legal advisors, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; or (ii) change its recommendation to the Company’s stockholders regarding tendering into the Offer and related transactions, or terminate the Merger Agreement as a result of an intervening event, if the Board determines in good faith, after consultation with its legal advisors, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law. The Company may not change its recommendation to the Company’s stockholders or terminate the Merger Agreement under the above “fiduciary out” unless (i) the Company gives Parent three business days’ (shortened to two business days in response to subsequent material amendments to any Competing Proposal) notice that the Company intends to take such action and provides relevant information and materials; (ii) the Company provides Parent with at least three business days (or two business days as provided above) to make a revised proposal, during which the Company must negotiate in good faith; and (iii) after such period, the Board determines in good faith, after consultation with its legal and financial advisors, and taking into account any changes to the transaction documents, that the Competing Proposal continues to constitute a Superior Proposal.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee equal to the amount of expenses incurred by Parent and Acquisition Sub, but not to exceed $200,000. Upon termination of the Merger Agreement by Parent or Acquisition Sub under specified circumstances, Parent will be required to pay to the Company a termination fee of $6,000,000. The payment of such termination fee by Parent has been secured by a letter of credit from First Niagara Bank.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Offer Closing has not occurred on or before April 30, 2015.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Acquisition Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by matters specifically disclosed in any reports filed by the Company with the SEC prior to the date of the Merger Agreement and confidential disclosures made to Parent and Acquisition Sub in connection with the Merger Agreement negotiations; (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files or has filed with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 8.01. Other Events.

On December 22, 2014, the Company issued a press release announcing that it had entered into the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

The tender offer for the outstanding common stock of the Company referred to in this document has not yet commenced. This document is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company Common Stock will be made pursuant to an offer to purchase and related materials that Acquisition Sub intends to file with the Securities and Exchange Commission. At the time the tender offer is commenced, Acquisition Sub will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission, and thereafter the Company will file a Solicitation / Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other offer documents) and the Solicitation / Recommendation Statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements with respect to the tender offer and related transactions, including the benefits expected from the acquisition and the expected timing of the completion of the transaction. When used in this report, the words “can,” “will,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including uncertainties regarding the timing of the closing of the transaction, uncertainties as to how many stockholders of the Company may tender their stock in the tender offer, the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, and general economic and business conditions. The Company does not assume any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Factors that could cause actual results of the tender offer to differ materially include the following: the risk of failing to satisfy conditions to the transaction, the risk that the transaction will not close or that closing will be delayed, the risk that the Company’s businesses will suffer due to uncertainty related to the transaction, the competitive environment in our industry and competitive responses to the transaction, as well as risk factors set forth above. Further information on factors that could affect the Company’s financial results is provided in documents filed by the Company with the U.S. Securities and Exchange Commission, including the Company’s recent filings on Form 10-Q and Form 10-K.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit
Number	Description

2.1*	Agreement and Plan of Merger, dated as of December 22, 2014, by and among Mobius Acquisition, LLC, Mobius Acquisition Merger Sub, Inc. and Peerless Systems Corporation

99.1	Press release of Peerless Systems Corporation dated December 22, 2014

*Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: December 24, 2014	By:	/s/ Yi Tsai
		Name:	Yi Tsai
		Title:	Chief Financial Officer